EXHIBIT 99.1

Editorial Contact Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Ryan Bright Shelton Group (972) 239-5119, ext. 159
CONEXANT REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF FISCAL 2008
Company also Increases Guidance for the Fourth Fiscal Quarter
     NEWPORT BEACH, Calif., July 31, 2008 — Conexant Systems, Inc. (NASDAQ: CNXT) today announced financial results for the third quarter of fiscal 2008 that exceeded the company’s expectations entering the quarter. The company also increased its previously provided guidance for the fourth fiscal quarter.
Third Fiscal Quarter Financial Results
     Conexant presents financial results based on Generally Accepted Accounting Principles (GAAP) as well as select non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     On April 29, 2008 Conexant announced the planned sale of its Broadband Media Processing (BMP) product lines to NXP Semiconductors in a transaction valued at up to $145 million. The transaction is expected to be completed in August 2008, and the financial results of the BMP business unit have been classified as discontinued operations in the company’s third fiscal quarter financial statements. Because the company’s guidance for the third fiscal quarter included expected financial results for BMP, third fiscal quarter non-GAAP financial measures including and excluding the BMP business have been provided in the accompanying financial tables.
     Including results from discontinued operations related to the BMP business, Conexant’s non-GAAP core revenues for the third quarter of fiscal 2008 were $171.1 million. Core gross margins were 47.1 percent of revenues, and core operating expenses

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	2
were $69.6 million. Core operating income was $11.0 million, and core net income was $2.0 million, or $0.04 per share.
     Excluding results from discontinued operations related to the BMP business, Conexant’s core net revenues for the third quarter of fiscal 2008 were $115.6 million. Core gross margins were 50.6 percent of revenues. Core operating expenses were $46.0 million, and core operating income was $12.5 million. Core net income was $6.0 million, or $0.12 per diluted share.
     On a GAAP basis, net revenues for the third quarter of fiscal 2008 were $115.6 million. GAAP gross margins were 50.5 percent of revenues. GAAP operating expenses were $184.8 million. GAAP operating loss was $126.4 million. GAAP net loss from continuing operations was $126.4 million, or $2.56 per share, and GAAP net loss was $149.9 million, or $3.03 per share. The GAAP net loss in the quarter included a loss of $23.5 million from discontinued operations and asset impairment charges of $120.4 million related to the write-down of goodwill and certain tangible and intangible assets associated with the company’s Broadband Access business.
     The company ended the quarter with $134.6 million in cash and cash equivalents due to the reclassification of $29.0 million to restricted cash.
Business Perspective
     “During the third fiscal quarter, the Conexant team continued to make outstanding progress across multiple fronts,” said Scott Mercer, Conexant’s chief executive officer. “For the third consecutive quarter, we met or exceeded our expectations on every major financial metric. Revenues of $171.1 million, which included our Broadband Media Processing business, came in at the high end of the range we previously provided. Core gross margins of 47.1 percent of revenues exceeded the high end of our expectations by 160 basis points, and core operating expenses of $69.6 million were below the low end of the range we provided entering the quarter. During the quarter, we also introduced innovative new products targeted at high-growth market segments, and we executed a 1-for-10 reverse stock split.
     “After the close of the quarter, we announced the acquisition of Freescale Semiconductor’s ‘SigmaTel’ multi-function printer imaging business, which is consistent

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	3
with our strategy of augmenting our investments in new-product development with select acquisitions in the high-growth market segments we address,” Mercer said.
     “Moving forward, we will continue to focus on delivering improved financial performance,” Mercer said.
Business Outlook
     In June, the company said that it expected revenues for the fourth quarter of fiscal 2008 to be in a range between $115 million and $120 million. The company now expects revenues for the fourth fiscal quarter to be in a range between $120 million and $125 million, which includes a modest revenue contribution from the SigmaTel acquisition.
     The company expects core gross margins for the fourth fiscal quarter to be between 51.5 and 52.5 percent of revenues, compared with previous expectations of 49.5 to 50.5 percent.
     The company also anticipates fourth fiscal quarter core operating income in a range between $14 million and $16 million, resulting in core net income of $0.13 to $0.17 per share. Previously, the company expected core net income of $0.08 to $0.12 per share.
Conference Call Today
     Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. Scott Mercer, chief executive officer, Christian Scherp, president, and Karen Roscher, senior vice president and chief financial officer, will discuss third fiscal quarter financial results and the company’s fourth-quarter outlook.
     To listen to the conference call via telephone, dial 866-650-4882 (in the US and Canada) or 706-679-7338 (from other international locations); participant pass code: Conexant; Conference ID number: 55288051. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the US and Canada) or 706-645-9291 (from other international locations); pass code: 55288051.
About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for Internet connectivity, digital imaging, and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	4
describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
     The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	5
CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	June 27, 2008
								Third Quarter
							Non-GAAP Core	2008
	GAAP	Core Adjustments		Non-GAAP Core	BMP Adjustments		including BMP	Guidance
Net revenues	$115,594	$—		$115,594	$55,479	(m)	$171,073	$167,000 to $171,000

Gross margin	$58,408	$42	(a)	$58,450	$22,133	(m)	$80,583

Gross margin percentage	50.5%			50.6%			47.1%	44.5% -45.5%

Gross margin	$58,408	$42	(a)	$58,450	$22,133	(m)	$80,583
Operating expenses	184,781	(138,825	)(1)	45,956	23,669	(m)	69,625	$72,000 to $74,000

Operating (loss) income	$(126,373)	$138,867		$12,494	$(1,536)		$10,958	$0 to $5,000

Interest expense	$6,669	$—		$6,669	$1,608	(m)	$8,277

Provision for income taxes	$2,466	$—		$2,466	$876	(m)	$3,342

(Loss) income from continuing operations	$(126,419)	$132,434	(2)	$6,015	$(4,020	) (m)	$1,995

Basic and diluted earnings per share from continuing operations	$(2.56)			$0.12			$0.04	$(0.17) to $(0.06)

(1)	GAAP to Non-GAAP Core adjustments to operating expense are as follows:

GAAP operating expenses	$184,781
Stock-based compensation (a)	(6,154)
Amortization of intangible assets (c)	(3,629)
Asset impairments (d)	(120,617)
Special charges (e)	(8,425)
Other	—

Non-GAAP Core operating expenses	$45,956

(2)	GAAP to Non-GAAP Core adjustments to net loss from continuing operations are as follows:

GAAP net loss from continuing operations	$(126,419)
Gross margin adjustments (a)	42
Operating expense adjustments (a-e)	138,825
(Gain) loss on Mindspeed warrant (g)	(1,881)
Gains on sales of equity securities (h)	(146)
(Gains) losses of equity method investments (i)	(53)
Other (j)	(4,353)

Non-GAAP Core net income (loss) from continuing operations	$6,015

See “GAAP to Non-GAAP Core Adjustments” below

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	6
CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	June 27,	March 28,	June 29,	June 27,	June 29,
	2008	2008	2007	2008	2007
Net revenues	$115,594	$118,518	$134,252	$380,045	$434,643
Cost of goods sold	57,186	56,481	70,547	177,479	222,628

Gross margin	58,408	62,037	63,705	202,566	212,015

Operating expenses:
Research and development	27,410	30,650	42,502	95,883	131,151
Selling, general and administrative	24,700	20,424	22,297	65,138	68,488
Amortization of intangible assets	3,629	2,859	4,613	11,059	16,685
Asset impairments (Note 1)	120,617	—	—	120,747	155,000
Special charges	8,425	2,594	1,141	15,238	8,510

Total operating expenses	184,781	56,527	70,553	308,065	379,834

Operating (loss) income	(126,373)	5,510	(6,848)	(105,499)	(167,819)

Interest expense	6,669	8,628	9,195	24,746	31,578
Other (income) expense, net	(9,036)	4,148	(3,656)	457	(26,377)

Loss before income taxes and gain (loss) of equity method investments	(124,006)	(7,266)	(12,387)	(130,702)	(173,020)
Provision for income taxes	2,466	717	530	4,045	1,748

Loss from continuing operations before gain (loss) of equity method investments	(126,472)	(7,983)	(12,917)	(134,747)	(174,768)
Gain (loss) of equity method investments (Note 2)	53	(214)	179	3,612	44,194

Loss from continuing operations	(126,419)	(8,197)	(12,738)	(131,135)	(130,574)
Loss from discontinued operations (net of tax) (Notes 3)	(23,452)	(133,807)	(22,489)	(169,958)	(37,123)

Net loss	$(149,871)	$(142,004)	$(35,227)	$(301,093)	$(167,697)

Basic and diluted net loss per share from continuing operations (Note 4)	$(2.56)	$(0.17)	$(0.26)	$(2.66)	$(2.67)

Basic and diluted net loss per share from discontinued operations (Note 4)	$(0.47)	$(2.71)	$(0.46)	$(3.45)	$(0.76)

Basic and diluted net loss per share (Note 4)	$(3.03)	$(2.88)	$(0.72)	$(6.11)	$(3.43)

Shares used in basic and diluted per-share computations (Note 4)	49,450	49,312	49,056	49,333	48,861

Note 1 —	Asset impairments for the three and nine months ended June 27, 2008 includes non-cash impairment charges related to our Broadband Access (BBA) product lines related to goodwill of $108.6 million, intangible assets of $1.9 million, property, plant and equipment of $6.5 million and technical license tool impairments of $3.4 million. Asset impairments for the nine months ended June 29, 2007 also includes non-cash impairment charges related to our Embedded Wireless Networking business related to goodwill and intangible assets of $135.0 million and $20.0 million, respectively.

Note 2 —	Gain (loss) of equity method investments for the nine months ended June 29, 2007 includes a gain on the sale of our investment in Jazz Semiconductor, Inc. of $43.5 million.

Note 3 —	On April 29, 2008, the Company announced it had signed a definitive agreement to sell its Broadband Media Processing (BMP) product lines to NXP Semiconductors. As a result of this transaction, which is expected to close in August 2008, the results of the BMP business have been reported as discontinued operations and its assets and liabilities have been classified as held for sale. The results of discontinued operations include tax expense of $0.9 million, $0.3 million, $0.2 million, $1.4 million and $0.7 million for the three months ended June 27 and March 28, 2008 and June 29, 2007, and the nine months ended June 27, 2008 and June 29, 2007, respectively.

Note 4 —	On June 27, 2008, the Company affected a one-for-ten reverse stock split of its common stock. All share and per share data in these condensed consolidated financial statements have been adjusted to give effect to the reverse split.

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	7
CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 27,	June 29,	June 27,	June 29,
	2008	2007	2008	2007
GAAP net revenues	$115,594	$134,252	$380,045	$434,643
Royalty buyout (k)	—	—	(14,700)	—

Non-GAAP Core net revenue less impact of royalty buyout	$115,594	$134,252	$365,345	$434,643

GAAP cost of goods sold	$57,186	$70,547	$177,479	$222,628
Stock-based compensation (a)	(42)	(143)	(237)	(361)
Other (f)	—	—	797	—

Non-GAAP Core cost of goods sold less impact of royalty buyout	$57,144	$70,404	$178,039	$222,267

GAAP gross margin	$58,408	$63,705	$202,566	$212,015
Stock-based compensation (a)	42	143	237	361
Other (f)	—	—	(797)	—

Non-GAAP Core gross margin	58,450	63,848	202,006	212,376
Royalty buyout (k)	—	—	(14,700)	—

Non-GAAP Core gross margin less impact of royalty buyout	$58,450	$63,848	$187,306	$212,376

GAAP operating expenses	$184,781	$70,553	$308,065	$379,834
Stock-based compensation (a)	(6,154)	(4,240)	(11,846)	(11,474)
Transitional salaries and benefits (b)	—	(934)	—	(3,265)
Amortization of intangible assets (c)	(3,629)	(4,613)	(11,060)	(16,685)
Asset impairments (d)	(120,617)	—	(120,747)	(155,000)
Special charges (e)	(8,425)	(1,141)	(15,238)	(8,510)
Other	—	—	—	(400)

Non-GAAP Core operating expenses	$45,956	$59,625	$149,174	$184,500

GAAP operating loss	$(126,373)	$(6,848)	$(105,499)	$(167,819)
Gross margin adjustments (a, f)	42	143	(560)	361
Operating expense adjustments (a-e)	138,825	10,928	158,891	195,334

Non-GAAP Core operating income	$12,494	$4,223	$52,832	$27,876
Royalty buyout (k)	—	—	(14,700)	—

Non-GAAP Core operating income less impact of royalty buyout	$12,494	$4,223	$38,132	$27,876

GAAP net loss from continuing operations	$(126,419)	$(12,738)	$(131,135)	$(130,574)
Gross margin adjustments (a, f)	42	143	(560)	361
Operating expense adjustments (a-e)	138,825	10,928	158,891	195,334
Unrealized (gains) losses on Mindspeed warrant (g)	(1,881)	(944)	12,662	(7,868)
Gains on sales of equity securities (h)	(146)	(101)	(875)	(6,570)
(Gains) losses of equity method investments (i)	(53)	(179)	(3,612)	(44,194)
Other (j)	(4,353)	—	(2,998)	—

Non-GAAP Core net income (loss) from continuing operations	$6,015	$(2,891)	$32,373	$6,489

Basic and Diluted net (loss) income from continuing operations per share:
GAAP (l)	$(2.56)	$(0.26)	$(2.66)	$(2.67)

Non-GAAP (l)	$0.12	$(0.06)	$0.65	$0.13

See “GAAP to Non-GAAP Core Adjustments” below

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	8
CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

				Nine Months
	Three Months Ended			Ended
	June 27,	March 28,	December 28,	June 27,
	2008	2008	2007	2008
GAAP net revenues	$115,594	$118,518	$145,933	$380,045
Royalty buyout (k)	—	—	(14,700)	(14,700)

Non-GAAP Core net revenue less impact of royalty buyout	$115,594	$118,518	$131,233	$365,345

GAAP cost of goods sold	$57,186	$56,481	$63,812	$177,479
Stock-based compensation (a)	(42)	(81)	(114)	(237)
Other (f)	—	797	—	797

Non-GAAP Core cost of goods sold	$57,144	$57,197	$63,698	$178,039

GAAP gross margin	$58,408	$62,037	$82,121	$202,566
Stock-based compensation (a)	42	81	114	237
Other (f)	—	(797)	—	(797)

Non-GAAP Core gross margin	58,450	61,321	82,235	202,006
Royalty buyout (k)	—	—	(14,700)	(14,700)

Non-GAAP Core gross margin less impact of royalty buyout	$58,450	$61,321	$67,535	$187,306

GAAP operating expenses	$184,781	$56,527	$66,757	$308,065
Stock-based compensation (a)	(6,154)	(3,122)	(2,570)	(11,846)
Transitional salaries and benefits (b)	—	—	—	—
Amortization of intangible assets (c)	(3,629)	(2,859)	(4,571)	(11,060)
Asset impairments (d)	(120,617)	—	(130)	(120,747)
Special charges (e)	(8,425)	(2,594)	(4,219)	(15,238)
Other	—	—	—	—

Non-GAAP Core operating expenses	$45,956	$47,952	$55,267	$149,174

GAAP operating (loss) income	$(126,373)	$5,510	$15,364	$(105,499)
Gross margin adjustments (a, f)	42	(716)	114	(560)
Operating expense adjustments (a-e)	138,825	8,575	11,490	158,891

Non-GAAP Core operating income	$12,494	$13,369	$26,968	$52,832
Royalty buyout (k)	—	—	(14,700)	(14,700)

Non-GAAP Core operating income less impact of royalty buyout	$12,494	$13,369	$12,268	$38,132

GAAP net (loss) income from continuing operations	$(126,419)	$(8,197)	$3,481	$(131,135)
Gross margin adjustments (a, f)	42	(716)	114	(560)
Operating expense adjustments (a-e)	138,825	8,575	11,490	158,891
Unrealized (gains) losses on Mindspeed warrant (g)	(1,881)	6,179	8,364	12,662
Gains on sales of equity securities (h)	(146)	(729)	—	(875)
(Gains) losses of equity method investments (i)	(53)	214	(3,773)	(3,612)
Other (j)	(4,353)	1,355	—	(2,998)

Non-GAAP Core net income from continuing operations	$6,015	$6,681	$19,676	$32,373

Basic and diluted net income (loss) from continuing operations per share:
GAAP (l)	$(2.56)	$(0.17)	$0.07	$(2.66)

Non-GAAP Core (l)	$0.12	$0.14	$0.40	$0.65

See “GAAP to Non-GAAP Core Adjustments” below

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	9
CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended				Year Ended
	September 28,	June 29,	March 30,	December 29,	September 28,
	2007	2007	2007	2006	2007
GAAP net revenues	$138,933	$134,252	$136,084	$164,307	$573,576

GAAP cost of goods sold	$72,836	$70,547	$70,941	$81,140	$295,464
Stock-based compensation (a)	(112)	(143)	(115)	(103)	(473)
Other (f)	(1,211)	—	—	—	(1,211)

Non-GAAP Core cost of goods sold	$71,513	$70,404	$70,826	$81,037	$293,780

GAAP gross margin	$66,097	$63,705	$65,143	$83,167	$278,112
Stock-based compensation (a)	112	143	115	103	473
Other (f)	1,211	—	—	—	1,211

Non-GAAP Core gross margin	$67,420	$63,848	$65,258	$83,270	$279,796

GAAP operating expenses	$162,884	$70,553	$231,196	$78,085	$542,718
Stock-based compensation (a)	(3,856)	(4,240)	(3,884)	(3,522)	(15,502)
Transitional salaries and benefits (b)	(620)	(934)	(1,591)	(740)	(3,885)
Amortization of intangible assets (c)	(4,574)	(4,613)	(6,044)	(6,028)	(21,259)
Asset impairments (d)	(67,698)	—	(155,000)	—	(222,698)
Special charges (e)	(25,302)	(1,141)	(4,532)	(2,837)	(33,812)
Other	—	—	—	(400)	(400)

Non-GAAP Core operating expenses	$60,834	$59,625	$60,145	$64,558	$245,162

GAAP operating (loss) income	$(96,787)	$(6,848)	$(166,053)	$5,082	$(264,606)
Gross margin adjustments (a, f, k)	1,323	143	115	103	1,684
Operating expense adjustments (a-e)	102,050	10,928	171,051	13,527	297,556

Non-GAAP Core operating income	$6,586	$4,223	$5,113	$18,712	$34,634

GAAP net (loss) income from continuing operations.	$(90,616)	$(12,738)	$(124,342)	$6,506	$(221,190)
Gross margin adjustments (a, f, k)	1,323	143	115	103	1,684
Operating expense adjustments (a-e)	102,050	10,928	171,051	13,527	297,556
Unrealized (gains) losses on Mindspeed warrant	8,820	(944)	(3,882)	(3,042)	952
(g) Gains on sales of equity securities (h)	(10,446)	(101)	(1,337)	(5,132)	(17,016)
(Gains) losses of equity method investments (i)	(6,988)	(179)	(44,020)	5	(51,182)
Other	(5,324)	—	—	—	(5,324)

Non-GAAP Core net (loss) income from continuing	$(1,181)	$(2,891)	$(2,415)	$11,967	$5,480
operations

Basic and diluted net (loss) income from continuing operations per share:
GAAP (l)	$(1.84)	$(0.26)	$(2.54)	$0.13	$(4.52)

Non-GAAP Core (l)	$(0.02)	$(0.06)	$(0.05)	$0.25	$0.11

See “GAAP to Non-GAAP Core Adjustments” below

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	10
GAAP to Non-GAAP Core Adjustments:
(a)	Stock-based compensation expense is based on the fair value of all stock options and employee stock purchase plan shares in accordance with SFAS No. 123(R).

(b)	Transitional salaries and benefits represent amounts earned by employees who have been notified of their termination as part of our restructuring activities, from the date of their notification.

(c)	Amortization of intangible assets resulting from business combinations.

(d)	Asset impairments for the three and nine months ended June 27, 2008 includes non-cash impairment charges related to our Broadband Access (BBA) product lines related to goodwill of $108.6 million, intangible assets of $1.9 million, property, plant and equipment of $6.5 million and technical license tool impairments of $3.4 million. Asset impairments for the nine months ended June 29, 2007 also includes non-cash impairment charges related to our Embedded Wireless Networking business of $135.0 million and $20.0 million.

(e)	Special charges for the three and nine months ended June 27, 2008, primarily consists of a $6.3 million expense incurred on the termination of a defined benefit plan and restructuring charges. Special charges for the three and nine months ended June 29, 2007 consist of restructuring charges. Special charges for the three months ended September 28, 2007 were primarily comprised of legal settlements totaling $20.0 million and $4.1 million of restructuring charges.

(f)	Other gains and losses which are not part of our core, on-going operations. For the nine months ended June 27, 2008, this amount relates to an environmental remediation charge.

(g)	Unrealized gains and losses associated with changes in the fair value of our warrant to purchase 6 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.

(h)	Gains on sales of equity securities or on the liquidation of companies in which we held equity securities.

(i)	Gain (loss) of equity method investments for the nine months ended June 29, 2007 includes a gain on the sale of our investment in Jazz Semiconductor, Inc. of $43.5 million.

(j)	Represents the gain on sale of a building in India, net of tax.

(k)	Our first quarter fiscal 2008 financial results included $14.7 million of non-recurring revenue that resulted from the buyout of a future royalty stream.

(l)	On June 27, 2008, the Company’s affected a one-for-ten reverse stock split of its common stock. All share and per share data in these financial statements have been adjusted to give effect to the reverse split.

(m)	BMP adjustments reflect the Non-GAAP Core net revenue, gross margin, operating expenses, interest expense and provision for income taxes which were classified as discontinued operations in the third quarter of fiscal 2008.
Non-GAAP Financial Measures:
     We have presented non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
     We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	11
CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 27,	September 28,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$134,626	$234,147
Restricted cash	37,800	8,800
Receivables	78,499	80,856
Inventories	36,713	42,007
Other current assets	32,560	18,131
Current assets held for sale	107,833	250,451

Total current assets	428,031	634,392
Property, plant and equipment, net	24,749	46,676
Goodwill	105,379	214,635
Intangible assets, net	11,625	24,597
Other assets	54,879	65,669

Total assets	$624,663	$985,969

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$58,000
Short-term debt	77,177	80,000
Accounts payable	61,836	80,571
Accrued compensation and benefits	18,908	23,191
Other current liabilities	59,890	70,345
Current liabilities to be assumed	4,234	3,925

Total current liabilities	222,045	316,032
Long-term debt	471,400	467,000
Other liabilities	63,750	56,422

Total liabilities	757,195	839,454

Shareholders’ (deficit) equity	(132,532)	146,515

Total liabilities and shareholders’ (deficit) equity	$624,663	$985,969

Conexant Reports Financial Results for the Third Quarter of Fiscal 2008	12
CONEXANT SYSTEMS, INC.
Selected Other Data
(unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	June 27,	March 28,	June 29,	June 27,	June 29,
	2008	2008	2007	2008	2007
Revenues By Region:
Americas	$8,995	$7,942	$11,446	$26,236	$35,485
Asia-Pacific	99,690	105,183	114,949	334,018	374,722
Europe, Middle East and Africa	6,909	5,393	7,857	19,791	24,436

	$115,594	$118,518	$134,252	$380,045	$434,643

Cash Flow Data:
Depreciation of PP&E	$5,245	$5,825	$6,452	$16,779	$18,441
Capital expenditures	$551	$2,075	$8,194	$3,655	$23,133